SUB-ITEM 77Q3

AIM Structured Growth Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 2/28/2009
File number:  811-09913
Series No.:   8

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                           $ 10
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                           $ -
        Class C                           $ -
        Class R                           $ -
        Class Y                           $ 1
        Institutional Class               $ 741


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                          0.0284
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                               -
        Class C                               -
        Class R                          0.0101
        Class Y                          0.0342
        Institutional Class              0.0533


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                             342
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                              40
        Class C                             148
        Class R                               3
        Class Y                               4
        Institutional Class              13,779


74V.  1 Net asset value per share (to nearest cent)
        Class A                            5.75
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                            5.68
        Class C                            5.67
        Class R                            5.75
        Class Y                            5.75
        Institutional Class                5.76